Exhibit 5.2

[Letterhead of Morgan, Lewis & Bockius LLP]

November 1, 2007

Danaos Corporation
14 Akti Kondyli
185 45 Piraeus
Greece

RE:                              Danaos Corporation—Registration Statement on Form F-3

Ladies and Gentlemen:

We are acting as special U.S. counsel to Danaos Corporation, a Marshall Islands company (the “Company”), in connection with the filing of the Registration Statement on Form F-3 (the “Registration Statement”) under the U.S. Securities Act of 1933, as amended (the “Act”), with the U.S. Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the proposed offering and sale of (i) up to $1,000,000,000 aggregate principal amount of the Company’s debt securities (the “Debt Securities”), warrants, common stock (the “Primary Shares”), preferred stock, purchase contracts and units, and (ii) up to 44,318,500 shares of the Company’s common stock (the “Resale Shares” and, together with the Primary Shares, the “Shares”) that may be sold by or on behalf of certain selling stockholders of the Company or their donees, pledgees, transferees or other successors in interest. Each Share includes a preferred stock purchase right (the “Rights”) under the Stockholder Rights Agreement made and entered into as of September 18, 2006 (the “Stockholder Rights Agreement”) by and between the Company and American Stock Transfer & Trust Company, as rights agent (the “Rights Agent”), and the Debt Securities may be guaranteed (the “Guarantees”) by the Company’s subsidiaries (the “Guarantors”).

In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the Stockholder Rights Agreement, the form of Indenture to be entered into by the Company, its subsidiaries and The Bank of New York, as Trustee (the “Senior Indenture”), the form of Subordinated Indenture to be entered into by the Company, its subsidiaries and The Bank of New York, as Trustee (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), and such other documents and records as we have deemed necessary.

With your permission, for the purposes of the opinion expressed herein, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed that (i) the Company is a company duly organized and validly existing under the laws of the Republic of the Marshall Islands and (ii) each of the Guarantors is a company duly organized and validly existing under the laws of its respective jurisdiction of incorporation. We have further assumed that (i) the execution, delivery and performance of the Senior Indenture or the Subordinated Indenture, as the case may be, and any supplemental indenture with respect to the applicable Indenture (a “Supplemental Indenture”) will have been duly authorized by the Company at the time of any offering of Debt Securities and that such Indentures will have been duly executed and delivered by the Company and (ii) the applicable Indenture and any applicable Supplemental Indenture with respect thereto will have been authorized by the Company’s subsidiaries at the time of any offering of Debt Securities to be guaranteed by them and that such applicable Indenture will have been duly executed and delivered by them.

We have also assumed for purposes of our opinion that the Indentures and any Supplemental Indenture will be duly authorized, executed and delivered by the Trustee, that the Indentures and any Supplemental Indenture will constitute a legal, valid and binding obligations of the Trustee, and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indentures and any Supplemental Indenture.

We have further assumed that (i) a Supplemental Indenture or an Officer’s Certificate with respect to such Debt Securities and the related Guarantees will have been duly authorized, executed and delivered by the Company and the Guarantors and, in the case of any Supplemental Indenture, the applicable Trustee, (ii) such Debt Securities will be authenticated by the applicable Trustee as provided in the Indenture and any Supplemental Indenture with respect thereto, and (iii) such Debt Securities and related Guarantees will be executed, issued and delivered by the Company and the Guarantors, respectively, (a) against receipt of the consideration for the Debt Securities approved by the board of directors of the Company and (b) as provided in the Indenture and any Supplemental Indenture with respect thereto.

We have also assumed for purposes of our opinion that (i) the Rights Agent has the requisite organizational and legal power and authority to enter into and perform its obligations under the Stockholders Rights Agreement, (ii) the Stockholders Rights Agreement has been duly authorized, executed and delivered by the Rights Agent and (iii) the Stockholders Rights Agreement constitutes a valid and binding obligation of the Rights Agent.  For purposes of our opinion, we have, with your permission, relied upon the opinion addressed to you dated the date hereof from Watson, Farley & Williams (New York) LLP, to the effect that (i) the Company is a corporation domesticated and validly existing under the laws of the Republic of the Marshall Islands, (ii) the Company has the requisite organizational and legal power and authority to enter into and perform its obligations under the Stockholders Rights Agreement, (iii) the Resale Shares have been duly authorized and are validly issued, fully paid and non-assessable, (iv) the Stockholders Rights Agreement has been duly authorized, executed and delivered by the Company, (v) the issuance of the Rights with respect to the Resale Shares has been duly authorized by the Company and such Rights have been validly issued and constitute valid and binding obligations of the Company insofar as the laws of the Republic of the Marshall Islands, and (vi) the Primary Shares, when issued and delivered against payment therefore, will be validly issued, fully paid and non-assessable, and the Rights with respect to the Primary Shares, when issued in accordance with the terms of the Stockholder Rights Agreement, will be validly issued and will constitute valid and binding obligations of the Company.

Based upon and subject to the foregoing, and the limitations and qualifications described below, we are of the opinion that:

1.               When any series of the Debt Securities and any related Guarantees are duly authorized and executed by the Company and the Guarantors, and the Debt Securities are duly authenticated by the Trustee in accordance with the applicable Indenture and any Supplemental Indenture with respect thereto and are issued and delivered by the Company against receipt of the purchase price therefore, the Debt Securities will constitute valid and binding obligations of the Company and the related Guarantees will constitute valid and binding obligations of the Guarantors enforceable in accordance with their terms.

2.               The Rights with respect to the Resale Shares constitute valid and binding obligations of the Company and the Rights with respect to the Primary Shares, when issued in accordance with the terms of the Stockholders Rights Agreement, will constitute valid and binding obligations of the Company.

The opinions expressed above are subject to the following additional limitations and qualifications:

1.               The opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally, (ii) general principles of equity (whether such principles are considered in a proceeding at law or equity), including the discretion of the court before which any proceeding may be brought, concepts of good faith, reasonableness and fair dealing and standards of materiality, and (iii) limitations on enforceability to the extent that acceleration of indebtedness under any Debt Security may impair collectibility of that portion, if any, of the principal amount thereof that might be determined to be unearned interest thereon.

2.               We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, as currently in effect. In particular (and without limiting the generality of the foregoing) we express no opinion concerning (i) the laws of any country or subdivision thereof (other than the laws of the State of New York) or as to the effect of such laws (whether limiting, prohibitive or otherwise) on any of the rights or obligations of the Company, the holders of the Debt Securities, or any other party to or beneficiary of any of the Indentures, any Supplemental Indenture, the Debt Securities and the Guarantees or (ii) the effect, if any, of the law of any jurisdiction (except the State of New York) in which any holder of any Debt Security is located that limits the rate of interest that such holder may charge or collect.

3.               We express no opinion as to (i) whether a United States Federal court or a New York court would accept jurisdiction in any dispute, action, suit or proceeding arising out of or relating to the Debt Securities, the Indentures, any Supplemental Indenture or the transactions contemplated thereby, (ii) any objection to jurisdiction on the basis of the inconvenience of the forum provided for in the Indentures or any Supplemental Indenture or (iii) any provision in the Indentures relating to judgments in other currencies.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

We hereby consent to the use of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP